                                                                   Exhibit 32.1



                           SECTION 1350 CERTIFICATIONS

         Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Strategic Diagnostics Inc. (the "Company") hereby certifies, based on such officer's knowledge, that:

         (i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss. 1350, and is not being filed for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.


Date:    August 15, 2005                             /s/ Matthew H. Knight
         ---------------                             ---------------------------
                                                     Matthew H. Knight
                                                     Chief Executive Officer